EXHIBIT 99.6


                      SECOND MODIFICATION OF LOAN DOCUMENTS


          This SECOND MODIFICATION OF LOAN DOCUMENTS (this "Agreement") made as of the 1st day of July, 2003 by and among PROMOTORA SERVIA, S.A. DE C.V., a Mexican corporation, having an address at Genova 2, Desp. 302, Col. Juarez, Mexico, D.F. ("Borrower"), JOSE SERRANO, having an address at Genova 2, Despacho 30, Mexico D.F.C.P. 06600 and RAMON SERRANO, having an address at Genova 2, Despacho 30, Mexico D.F.C.P. 06600 (collectively, "Guarantors") and CITIBANK, N.A., a national banking association, having an office at 153 East 53rd Street, 17th Floor, New York, New York 10043 ("Lender").

                              W I T N E S S E T H:
                              -------------------

WHEREAS:

     A. Lender has made a loan (the "Loan") to Borrower in connection with which Lender is the owner and holder of

     (1) that certain Consolidated and Restated Promissory dated June 28, 2002 (the "Note") made by Borrower to Lender in the original principal amount of $23,150,000, which Note is governed by the Loan Agreement (as hereinafter defined) and secured by the Security Agreements, the Original Art Pledge and the Guaranty (as such terms are hereinafter defined);

     (2) that certain Loan Agreement dated October 3, 2001 made by and among Borrower's predecessor-in-interest, Guarantors, certain other entities controlled by Guarantors ("Other Entities") and Lender, as amended by that certain Amendment No. 1 To The Loan Agreement dated as of December 3, 2001 made by and among Borrower's predecessor-in-interest, Guarantors and the Other Entities, by that certain Modification of Loan Agreement dated as of March 31, 2002 made by and between Borrower and Lender, by that certain Modification of Loan Agreement dated as of June 28, 2002 made by and between Borrower and Lender and by that certain Modification of Loan Documents dated as of September 6, 2002 made by and between Borrower and Lender (collectively, the "Loan Agreement");

     (3) the following security agreements (collectively, the "Security Agreements"): (a) that certain Security Agreement dated December 21, 2001 made by GE Capital Bank, S.A., Institucion de Banca Multiple, GE Grupo Financerio, as trustee ("GE Capital") for the benefit of Lender,
          (b) that certain Contrato de Caucion Bursatil dated December 26, 2001 made by GE Capital for the benefit of Lender, (c) that certain Contrato De Fideicomiso dated December 14, 2001 made by GE Capital for the benefit of Lender, (d) that certain Security Agreement dated June 28, 2002 made by Servicios Directivos Servia S.A. de C.V. ("Servicios") for the benefit of Lender and (e) that certain Contrato De Caucion Bursatil dated June 28, 2002 made by Servicios for the benefit of Lender, which Security Agreements encumber all of the right, title, estate and interest of Borrower in and to certain Property (as defined in said Security Agreements);

     (4) that certain Assignment of Sale Proceeds dated as of October 3, 2001 made by Rossell S.P. (f/k/a Rossell Limited) ("Rossell") to Lender and ratified by Rossell by letter dated September 6, 2002 (the "Original Art Pledge"); and

     (5) that certain Guaranty dated October 3, 2001 made by Guarantors for the benefit of Lender, as ratified by that certain Ratification and Confirmation of Guaranty dated as of March 31, 2002 made by Guarantors for the benefit of Lender, that certain Ratification and Confirmation of Guaranty dated as of June 28, 2002 made by Guarantors for the benefit of Lender and that certain Ratification and Confirmation of Guaranty dated as of September 6, 2002 made by Guarantors for the benefit of Lender (collectively, the "Guaranty").

The Note, Loan Agreement, Security Agreements, Original Art Pledge and Guaranty, together with all other documents given in connection therewith (collectively, "Original Documents") or herewith (collectively, "Modification Documents"), as same may have been or may be amended or modified from time to time, are sometimes hereinafter collectively referred to as the "Loan Documents";

     B. An Event of Default occurred pursuant to Section 19(a)(vi) of the Loan Agreement (the "Default"), and by reason thereof, Lender, pursuant to letter dated February 13, 2003, declared all of the outstanding indebtedness under the Loan Documents immediately due and payable;

     C. The Loan matured on March 6, 2003 and has not been repaid, despite such maturity and Lender's written demand for the repayment thereof;

     D. The current outstanding principal balance of the Loan is $12,440,000; and

     E. Borrower has requested Lender to forbear from exercising Lender's rights and remedies under the Loan Documents and to extend the maturity date of the Loan and Lender has agreed to do so provided and on condition that Borrower, GE Capital, Servicios, Rossell and Guarantors comply with all of the terms, provisions, covenants and conditions hereinafter set forth. (All terms not otherwise defined in this Agreement shall have the meanings ascribed to them in the Loan Documents.)

          NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth and other good and valuable consideration exchanged, the receipt and sufficiency of which is hereby acknowledged by each party hereto, it is agreed as follows:

          1.     Consent  to  Modification  of  Loan.  Lender and Borrower agree
                 -----------------------------------
that the terms of the Loan, and the Loan, shall be modified as specifically set forth in this Agreement effective upon the satisfaction and performance of the following terms, provisions, covenants and conditions:

               1.1.     Execute  this  Agreement  and  Modification  Documents.
                        ------------------------------------------------------
Execution and delivery by all necessary parties of this Agreement and all other Modification Documents;

               1.2.     Pay  all  Costs.  Payment  by  Borrower,  concurrently
                        ---------------
herewith, of all costs, fees and expenses incurred by Lender in connection with or arising from the Default and this Agreement, including, but not limited to, appraisal fees, attorneys' fees and disbursements in the sum of $40,000, UCC, lien, judgment and bankruptcy search fees, and filing costs;

               1.3.     Performance  of  Covenants  and  Obligations.  Borrower,
                        --------------------------------------------
Guarantors, Rossell and all other necessary parties shall have performed and fulfilled all of the covenants and obligations to be performed and fulfilled under the Loan Documents and as a condition to this Agreement on or prior to the date of this Agreement;

               1.4.     Payments  Current.  All  payments  on  the Loan shall be
                        -----------------
current as of the date hereof and shall remain current during the term of the Loan;

               1.5.     Ratification  and  Confirmation of Guaranty.  Guarantors
                        -------------------------------------------
shall, concurrently herewith, execute and deliver to Lender a ratification and confirmation of the Guaranty in the form of Exhibit A annexed hereto and made a
                                             ---------
part  hereof;

               1.6.     Ratification  and  Confirmation  of Security Agreements.
                        -------------------------------------------------------
GE Capital and Servicios shall, concurrently herewith, execute and deliver to Lender a ratification and confirmation of their respective Security Agreements in the form of Exhibit B annexed hereto and made a part hereof;
                   ----------

               1.7.     New  Art  Pledge.  Rossell shall, concurrently herewith,
                        ----------------
execute and deliver to Lender a Pledge and Security Agreement in the form of Exhibit C annexed hereto and made a part hereof, which shall restate and
----------
supersede  the  Original  Art  Pledge  in  its  entirety;

               1.8.     Payment  of Extension Fee.  Borrower shall, concurrently
                        -------------------------
herewith, pay an extension fee to Lender in the sum of $124,400.00 (the "Extension Fee") in consideration of Lender entering into this Agreement;

               1.9.     Interest  Reserve.  Borrower  shall,  concurrently
                        -----------------
herewith,  deposit  the  sum  of  $330,000.00  into  the  Interest  Reserve; and

               1.10.     Accrued  Interest.  Borrower  shall,  concurrently
                         -----------------
herewith, pay to Lender the sum of $113,000.00, which together with the $240,000.00 previously delivered by Borrower to Lender, shall be applied by Lender in payment of accrued interest due and owing on the Loan from the period from March 6, 2003 through and including June 30, 2003.

               1.11.     Attorney  Opinion  Letter.  Lender  shall  be furnished
                         -------------------------
with a satisfactory attorney opinion letter regarding both the capacity, power and authority of Borrower to enter into and close the transaction contemplated by this Agreement and the validity and enforceability of this Agreement in accordance with its terms, provisions, covenants and conditions, subject to the rights of Borrower in bankruptcy and creditors' rights generally. A similar opinion letter shall be furnished with respect to Guarantors.

          2.     Outstanding  Principal  Balance.  Borrower  hereby acknowledges
                 -------------------------------
and agrees that the outstanding principal balance of the Loan as of the date hereof is TWELVE MILLION FOUR HUNDRED FORTY THOUSAND and 00/100 DOLLARS ($12,440,000)

("Principal Balance"), and that said sum, together with any and all monies or indebtedness due and owing under the Loan Documents (collectively, "Indebtedness"), including, but not limited to, principal, interest, accrued interest and advances, is due and payable to Lender in accordance with terms and provisions of the Loan Agreement (as hereby modified) without offset, defense, claim or counterclaim of any kind or nature whatsoever.

          3.     Revised  Interest  Rate.  Notwithstanding anything contained in
                 -----------------------
the  Loan  Agreement  to  the  contrary, the Interest Rate Markup for the entire
Principal  Balance  shall  be  3.50%.

          4.     Revised  Maturity  Date.  Notwithstanding anything contained in
                 -----------------------
the Loan Agreement, the Note or any of the other Loan Documents to the contrary, the entire Indebtedness, if not sooner paid, shall be due and payable on the earlier to occur of (i) July 1, 2004, (ii) a Primary Equity Offering or (iii) a Company Sale.

          5.     Modification  of  Loan  Agreement  and  Note.
                 --------------------------------------------

                    (a) Clause (a)(ii) of Section 4 of the Loan Agreement is hereby modified by deleting the phrase "3.00%" and substituting the phrase "3.50%" in its place.

                    (b) Clause (a)(i) of Section 8 of the Loan Agreement is hereby modified by deleting the phrase "March 6, 2003" and substituting the phrase "July I, 2004" in its place.

                    (c) Clause (g) of Section 8 of the Loan Agreement is hereby modified by deleting the phrase "March 31, 2002" and substituting the phrase "July 1, 2004" in its place.

                    (d) Section 11 of the Loan Agreement is hereby modified by deleting the phrase "$650,000.00 of Borrower's funds" and substituting the phrase "$330,000.00 of Borrower's funds" in its place.

                    (e) Clause (vi) of Section 19 of the Loan Agreement is hereby modified by deleting the phrase "$3.25" and substituting the phrase "$1.50" in its place.

                    (f) Clause (i) of the Paragraph of the Note captioned "Covenant to Pay" is hereby modified by deleting the phrase "March 6, 2003" and substituting the phrase "July 1, 2004" in its place.

          6.     Mandatory  Repayments  of  the  Indebtedness.
                 --------------------------------------------

                    (a) Borrower shall pay to Lender installments of $1,000,000 per month (the "Monthly Principal Payments") to be applied in reduction of the Principal Balance commencing on July 1, 2003 and on the first day of each and every month thereafter through and including June 1, 2004. GE Capital, Servicios and Guarantors, as applicable, hereby knowingly, voluntarily, intentionally, unconditionally and irrevocably consent and agree that in the event Borrower fails to make any Monthly Principal Payment on or before the fifteenth (15th) day of any such month, Lender, or Lender's affiliate, shall thereupon be irrevocably and unconditionally directed and instructed, without any further notice to or further consent of GE Capital, Servicios or Guarantors, to sell, on GE Capital's, Servicios' and Guarantors' behalf, as applicable, such amount of TMM Shares as is necessary to make the applicable Monthly Principal Payment, provided and on condition that Lender shall not be required, but shall have the right, to sell the TMM Shares pursuant to this Section 6(a) unless the sales price therefor shall be at least $1.50 per share (the "Minimum Sales Price") on the date of any such sale and Lender shall release Lender's lien with respect to the TMM Shares so sold. The proceeds of any such sale shall be immediately delivered to Lender to be applied in reduction of the Monthly Principal Payment. GE Capital, Servicios and Guarantors, as applicable, shall have the right to direct and instruct Lender, or Lender's agent, to sell, on GE Capital's, Servicios' and Guarantors' behalf, as applicable, TMM Shares for an amount less than the Minimum Sales Price in order to enable Borrower to make the Monthly Principal Payments when due. Borrower, GE Capital, Servicios and Guarantors agree, upon Lender's request, to execute and deliver such further documents, authorizations and/or sales orders as Lender, or Lender's affiliate, may require to confirm the terms set forth herein. Nothing contained herein shall alter, modify, extend or waive Borrower's obligation to make the Monthly Principal Payments, and all other payments, when due under this Agreement or any of Lender's rights and remedies in connection with the TMM Shares, any other collateral for the Indebtedness, or otherwise, in the event of Borrower's default under this Agreement or any of the other Loan Documents.

                    (b) Borrower shall, concurrently with the sale or refinance of that certain building known as and located at 284 Avenida
     Paseo de la Reforma, Colonia Juarez, Mexico D.F.C.P. 06600 (the "Building"), pay to, or deposit with, Lender, the sum of $5,000,000 (the "Proceeds") to be held by Lender as collateral for the Loan or to be applied in reduction of the Principal Balance. Borrower's failure to deliver to Lender the Proceeds following a sale or refinance of the Building shall constitute a default under this Agreement and under the Loan Documents.

          7.     Shelf  Registration.  Upon  the request of Lender, Borrower, GE
                 -------------------
Capital, Servicios or Guarantors, as applicable, shall cause TMM to prepare and file, within a reasonable period of time, as determined by Lender, with the United States Securities and Exchange Commission (the "Commission") a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission, covering all of the TMM Shares pledged to Lender hereunder (the "Shelf Registration Statement"). The Shelf Registration Statement shall be on Form S-3 (or any successor form then in effect) under the Securities Act (or another appropriate form reasonably acceptable to Lender) permitting registration of such TMM Shares for resale by Lender as provided in
Section 6(a) hereof. In addition, at Lender's request, upon an Event of Default, Borrower, GE Capital, Servicios or Guarantors, as applicable, shall cause TMM to prepare and file, within a reasonable period of time, as determined by Lender, a Shelf Registration Statement permitting the registration of the TMM Shares pledged to Lender for resale by Lender in the manner or manners designated by Lender. Borrower, GE Capital, Servicios or Guarantors, as applicable, shall cause TMM to use its best efforts to effect any such registration (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as promptly as possible after the filing thereof, and shall cause TMM to use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective under the Securities Act until such time as all of the TMM Shares covered by such Shelf Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule I44(k) as determined by Lender or the Loan has been paid in full. Borrower, GE Capital, Servicios and Guarantors shall, jointly and severally, indemnify Lender in connection with the Shelf Registration Statement.

          8.     Release of TMM Shares.  Lender hereby agrees that Lender shall,
                 ---------------------
upon Borrower's request on behalf of Guarantors, release Lender's lien on a portion of the TMM Shares provided and on condition that in consideration for such release Borrower shall pay to Lender concurrently therewith, to be applied in reduction of the Principal Balance, an amount equal to $2.00 for each TMM Share being released.

          9.     Authority and Enforceability.  Borrower represents and warrants
                 ----------------------------
to Lender that the execution of this Agreement, the delivery by Borrower to Lender of all monies, items and documents provided for herein, Borrower's performance hereof and the transactions contemplated hereby have been duly authorized by the requisite action on the part of Borrower. This Agreement constitutes the valid and binding obligation of Borrower and is enforceable against Borrower in accordance with its terms, provisions, covenants and conditions.

          10.     Financial  Condition.  Borrower  represents  and  warrants  to
                  --------------------
Lender that Borrower's financial condition is and shall remain such as to enable Borrower to perform all of Borrower's monetary obligations as provided in this Agreement and the Loan Documents.

          11.     Continuous Representations.  Borrower is and shall continue to
                  --------------------------
be in compliance with all of the covenants, representations and warranties contained in the Loan Documents.

          12.     No  Defenses,  Set-offs,  Clams  or  Counterclaims.  Borrower
                  --------------------------------------------------
represents and warrants Lender that Borrower has no defenses, set-offs, claims or counterclaims of any kind or nature whatsoever against Lender or "Lender Parties" (as hereinafter defined) with respect to this Agreement or the Loan Documents or Borrower's obligation hereunder or thereunder, or any action previously taken or not taken by Lender or Lender Parties with respect hereto or thereto or with respect to any security interest, encumbrance, lien, or collateral given to Lender in connection herewith or therewith.

          13.     Waiver  and  Release.  Borrower  hereby  unconditionally  and
                  --------------------
irrevocably waives, releases, and forever discharges Lender, and Lender's parent, affiliates, subsidiaries (such persons or parties being hereinafter collectively referred to as "Lender Entities") and Lender's and Lender Entities' agents, officers, directors, shareholders, partners, members and employees (Lender, Lender Entities and such other persons or parties being herein collectively referred to as "Lender Parties"), from and against any and all rights, claims, counterclaims, actions or causes of action against Lender and/or Lender Parties, arising out of Lender's and/or Lender Parties' actions or inactions in connection with the Loan prior to the execution and delivery of this Agreement, or any security interest, lien or collateral given to Lender and/or

Lender Parties in connection therewith, as well as any and all rights of set-off, defenses, claims, actions, causes of action and any other bar to the enforcement of this Agreement and/or the Loan Documents.

          14.     Partial  Invalidity.  If  any  word,  sentence,  paragraph  or
                  -------------------
article of this Agreement is found to be void or voidable, then so long as Lender's security interest is not adversely affected or diminished in value, and all or any portion of the Principal Balance remains due and owing, then, at Lender's option, the balance of this Agreement shall nevertheless be legal and binding with the same force and effect as though the void or voidable parts were deleted herefrom.

          15.     Amendment.  This Agreement shall not be amended or modified in
                  ---------
any way except by an instrument in writing executed by each of the parties hereto.

          16.     Choice  of  Law;  Service  of Process.  This Agreement and all
                  -------------------------------------
matters related hereto shall be construed and enforced in accordance with the laws of the State of New York as to validity, construction, performance and remedies without reference to principles of conflict of laws. Borrower hereby knowingly, voluntarily, intentionally, unconditionally and irrevocably consents to submit to personal jurisdiction in all state and federal courts located in the State and County of New York in any action or proceeding relating to this Agreement, the Loans or any of the Loan Documents. Service of any summons and complaint or other process in any such action or proceeding may be made upon Borrower and Guarantors by registered or certified mail, return receipt requested, at the address set forth herein, Borrower and Guarantors hereby waiving personal service thereof, or as may otherwise be permitted by law. Borrower and Guarantors hereby knowingly, voluntarily, intentionally, unconditionally and irrevocably (a) waive any rights of Borrower or Guarantors pursuant to the laws of Mexico or any other court or jurisdiction by virtue of which exclusive jurisdiction of the courts of Mexico or any other court or jurisdiction might be claimed; (b) waive any and all objections as to venue and any and all rights Borrower or Guarantors may have to seek a change of venue with respect to any action or proceeding; (c) waive any and all defenses granted by the laws of Mexico or any other country or jurisdiction unless such defenses are also allowed by the laws of the State of New York; and (d) agree that any final judgment rendered against Borrower and Guarantors in any such action or proceeding shall be conclusive and may be enforced in Mexico pursuant to applicable law or treaty or any other country or jurisdiction by suit on the judgment or in any manner provided by applicable law or treaty and expressly consents to the affirmation of the validity of any such judgment by the courts of Mexico or any other country or jurisdiction so as to permit execution thereon. Nothing herein shall affect the right of Lender to commence legal proceedings or otherwise proceed against Borrower or Guarantors in any other country or jurisdiction in which assets of the Borrower or Guarantors are located or to serve process in any other manner permitted by applicable law or treaty. Borrower or Guarantors further agree that any action or proceeding by Borrower or Guarantors against Lender in respect to any matters arising out of, or in any way relating to, this Agreement, the Loans or any of the Loan Documents shall be brought only in the State and County of New York. Borrower and Guarantors hereby represent and warrant that, to the best of Borrower's or Guarantors' knowledge, there are no treaties or laws which would preclude the recognition of any judgment rendered by any state or federal court sitting in the State of New York, and the enforcement of any such judgment, by the courts of Mexico, and Borrower and Guarantors agrees that Borrower and Guarantors shall interpose no defense or claim against and shall consent to the issuance of all necessary documents by the courts of Mexico in order to execute upon any such judgment.

          17.     Entire  Agreement.  This  Agreement  and  the  Loan  Documents
                  -----------------
constitute the entire agreement among the parties hereto with respect to the matters set forth herein, and there are no other agreements, understandings, warranties or representations with respect to said matters. Any exhibits annexed hereto are hereby incorporated herein by reference and made a part hereof. This Agreement is not intended to have any legal effect, or to be a legally binding agreement, or any evidence thereof, until this Agreement has been signed by each of the parties hereto, a fully executed counterpart has been delivered to Borrower, and all conditions to effectiveness hereunder have been satisfied.

          18.     Third Party Beneficiaries.  This Agreement is entered into for
                  -------------------------
the exclusive benefit of the parties hereto and (subject to the terms of Paragraph 19 hereof) no other party shall derive any rights or benefits herefrom.

          19.     Binding  Effect.  This  Agreement  shall  be  binding upon and
                  ---------------
inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and assigns.

          20.     Defaults.  The  failure  of  Borrower  to  fulfill  any of the
                  --------
terms, provisions, covenants or conditions set forth in this Agreement or in any of the Loan Documents shall constitute a default under this Agreement and the Loan Documents which shall entitle Lender to exercise any and/or all of Lender's rights and remedies hereunder and/or thereunder and/or at law.

          21.     Original  Documents  Continue.  The  Original  Documents  are
                  -----------------------------
deemed modified only to the extent necessary to effectuate the intent, terms, provisions, covenants and conditions of this Agreement and the Modification Documents. Except as expressly provided in this Agreement and the Modification Documents, all of the terms, provisions, covenants and conditions of the Original Documents shall be and remain in full force and effect as written, unmodified hereby. Borrower hereby further ratifies and acknowledges the continuing validity and enforceability of the Original Documents as herein modified and the obligations and first liens evidenced thereby. In the event of any conflict between the terms, provisions, covenants and conditions of this Agreement and the Original Documents, this Agreement shall control. This Agreement shall not waive, suspend, diminish or impair the Original Documents or the obligations, liabilities, liens or security interests represented thereby.

          22.     Construction.  This  Agreement  shall  be  construed  without
                  ------------
regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

          23.     Notices.  All  notices  under  this  Agreement  and  the
                  -------
Modification Documents shall be in writing and shall be deemed sufficiently given or served for all purposes when delivered as set forth in the Loan Agreement.

          24.     Joint  and  Several.  If  Borrower  consists  of more than one
                  -------------------
person or party, the obligations and liabilities of each such person or party hereunder shall be joint and several.


                   [balance of page intentionally left blank]

          25.     Waiver  of  Trial  By  Jury.  Lender  and  Borrower  hereby
                  ---------------------------
knowingly, voluntarily, intentionally, unconditionally and irrevocably waive all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or any of the other Loan Documents.

          IN WITNESS WHEREOF, the undersigned have executed and delivered this instrument as of the day and year first above written.


                                       LENDER:

                                       CITIBANK, N.A.


                                       By: /s/ Catharine J. Pulver
                                           ------------------------------------
                                           Catharine J. Pulver
                                           Vice President/Senior Credit Officer


                                       BORROWER:

                                       PROMOTORA SERVIA, S.A. DE C.V.


                                       By: /s/ Jose Serrano Segovia
                                           ------------------------------------
                                           Jose Serrano Segovia
                                           President


                                       By: /s/ Ramon Serrano Segovia
                                           ------------------------------------
                                           Ramon Serrano Segovia
                                           Vice President


                                       GUARANTORS:


                                       /s/ Jose Serrano
                                       ----------------------------------------
                                       JOSE SERRANO


                                       /s/ Ramon Serrano
                                       ----------------------------------------
                                       RAMON SERRANO


                                       [signature blocks continue on next page]

ACKNOWLEDGED AND CONSENTED TO
AS TO SECTION 6(A) AND 7 ONLY:

GE CAPITAL BANK, S.A., INSITUCION DE BANCA MULTIPLE,
     GE GRUPO FINANCIERO, ACTING AS TRUSTEE OF TRUST F/410 IN FULFILLMENT OF TRUST PURPOSES, AND LIMITED TO TRUST ESTATE.


By:  /s/
     -------------------------------
     Name:
     Title:



ACKNOWLEDGED AND CONSENTED TO
AS TO SECTION 6(A) AND 7 ONLY:

SERVICIOS DIRECTIVOS SERVIA S.A. DE C.V.


By:  /s/
     -------------------------------
     Name:
     Title:

                                    EXHIBIT A

                Form of Ratification and Confirmation of Guaranty
                -------------------------------------------------

                    RATIFICATION AND CONFIRMATION OF GUARANTY


          RATIFICATION AND CONFIRMATION OF GUARANTY ("Ratification") made by JOSE SERRANO and RAMON SERRANO (collectively, "Guarantors") for the benefit of CITIBANK, N.A. ("Lender").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS:

          A. Lender made a loan in the principal amount of $23,150,000 (the "Loan") to Promotora Servia S.A. de C.V. ("Borrower") which principal amount has been reduced to $12,440,000;

          B. The Loan is evidenced by a Consolidated and Restated Promissory Note made by and between Borrower and Lender dated as of June 28, 2002 (the "Note"), and is governed by a Loan Agreement made by and among Borrower's predecessor-in-interest, Guarantors, Lender and certain other entities controlled by Guarantors ("Other Entities") dated as of October 3, 2001, as modified by that certain Amendment No. 1 To The Loan Agreement dated as of December 3, 2001 made by and among Borrower's predecessor-in-interest, Guarantors, the Other Entities and Lender, that certain Modification of Loan Agreement dated as of March 31, 2002 made by and between Borrower and Lender, that certain Modification of Loan Agreement dated as of June 28, 2002 made by and between Borrower and Lender and that certain Modification of Loan Documents dated as of September 6, 2002 made by and between Borrower and Lender (collectively, the "Loan Agreement") and other documents ancillary thereto;

          C. By Guaranty dated as of October 3, 2001, as ratified by Ratification and Confirmation of Guaranty dated as of March 31, 2002 and Ratification and Confirmation of Guaranty dated as of June 28, 2002, and Ratification and Confirmation of Guaranty dated as of September 6, 2002, Guarantors have guaranteed all of the payments and performance of all of the obligations of Original Borrower to Lender under the Loan, as such may exist from time to time (collectively, the "Obligations");

          D. The Loan has matured and has not been repaid, despite such maturity and Lender's demand for the repayment thereof;

          E. Borrower has requested Lender to modify certain provisions of the Loan Documents (as defined in the Loan Agreement) and to extend the maturity date of the Loan to the earlier to occur of (i) July 1, 2004, (ii) the Primary Equity Offering (as defined in the Loan Agreement) or (iii) a Company Sale (as defined in the Loan Agreement);

          F. Pursuant to that certain Second Modification of Loan Documents dated as of the date hereof made by and among Borrower, Guarantors and Lender, Lender has agreed to modify certain provisions of the Loan Documents and extend the maturity date of the Loan; and

          G. In order to induce Lender to consent to the modification of the Loan Documents and extension of the maturity date of the Loan, Guarantors have agreed to ratify and confirm the terms, provisions, covenants and conditions of the Guaranty.

          NOW, THEREFORE, in consideration of ten dollars ($10.00) and other good valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

          1. Guarantors hereby acknowledge and agree that the Guaranty has not been revoked, terminated or amended and remains in full force and effect.

          2. Guarantors hereby ratify and confirm the Guaranty with the same force and effect as though herein restated at length and acknowledge that the Guaranty is a guarantee of (i) payment of the Guaranteed Amount (as such term is defined in the Guaranty), which amount is now $12,440,000 plus interest, premiums, expenses and all other sums due and owing under the Loan Documents and
(ii)  performance  of  the  Obligations.

          3. The receipt by Lender of a facsimile of Guarantors' signatures hereto shall be deemed to be incontrovertible evidence that Guarantors have executed and delivered this Ratification with the same force and effect as though the original executed Ratification has been delivered. This Ratification may be executed in separate counterparts which, when taken together, shall constitute one fully-executed Ratification.

          IN WITNESS WHEREOF, the undersigned have duly executed this Ratification to be effective as of the 1st day of July, 2003.



----------------------------------          -----------------------------------
JOSE SERRANO                                RAMON SERRANO

                                    EXHIBIT B

               Ratification and Confirmation of Security Agreement
               ---------------------------------------------------

                                [To Be Inserted]

                                    EXHIBIT C

                                 New Art Pledge
                                 --------------

                                [To Be Inserted]

          RATIFICATION AND CONFIRMATION OF GUARANTY ("Ratification") made by JOSE SERRANO and RAMON SERRANO (collectively, "Guarantors") for the benefit of CITIBANK, N.A. ("Lender").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS  :

          A. Lender made a loan in the principal amount of $23,150,000 (the "Loan") to Promotora Servia S.A. de C.V. ("Borrower") which principal amount has been reduced to $12,440,000;

          B. The Loan is evidenced by a Consolidated and Restated Promissory Note made by and between Borrower and Lender dated as of June 28, 2002 (the "Note"), and is governed by a Loan Agreement made by and among Borrower's predecessor-in-interest, Guarantors, Lender and certain other entities controlled by Guarantors ("Other Entities") dated as of October 3, 2001, as modified by that certain Amendment No. 1 To The Loan Agreement dated as of December 3, 2001 made by and among Borrower's predecessor-in-interest, Guarantors, the Other Entities and Lender, that certain Modification of Loan Agreement dated as of March 31, 2002 made by and between Borrower and Lender, that certain Modification of Loan Agreement dated as of June 28, 2002 made by and between Borrower and Lender and that certain Modification of Loan Documents dated as of September 6, 2002 made by and between Borrower and Lender (collectively, the "Loan Agreement") and other documents ancillary thereto;

          C. By Guaranty dated as of October 3, 2001, as ratified by Ratification and Confirmation of Guaranty dated as of March 31, 2002 and Ratification and Confirmation of Guaranty dated as of June 28, 2002, and Ratification and Confirmation of Guaranty dated as of September 6, 2002, Guarantors have guaranteed all of the payments and performance of all of the obligations of Original Borrower to Lender under the Loan, as such may exist from time to time (collectively, the "Obligations");

          D. The Loan has matured and has not been repaid, despite such maturity and Lender's demand for the repayment thereof;

          E. Borrower has requested Lender to modify certain provisions of the Loan Documents (as defined in the Loan Agreement) and to extend the maturity date of the Loan to the earlier to occur of (i) July 1, 2004, (ii) the Primary Equity Offering (as defined in the Loan Agreement) or (iii) a Company Sale (as defined in the Loan Agreement);

          F. Pursuant to that certain Second Modification of Loan Documents dated as of the date hereof made by and among Borrower, Guarantors and Lender, Lender has agreed to modify certain provisions of the Loan Documents and extend the maturity date of the Loan; and

          G. In order to induce Lender to consent to the modification of the Loan Documents and extension of the maturity date of the Loan, Guarantors have agreed to ratify and confirm the terms, provisions, covenants and conditions of the Guaranty.

          NOW, THEREFORE, in consideration of ten dollars ($10.00) and other good valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

          1. Guarantors hereby acknowledge and agree that the Guaranty has not been revoked, terminated or amended and remains in full force and effect.

          2. Guarantors hereby ratify and confirm the Guaranty with the same force and effect as though herein restated at length and acknowledge that the Guaranty is a guarantee of (i) payment of the Guaranteed Amount (as such term is defined in the Guaranty), which amount is now $12,440,000 plus interest, premiums, expenses and all other sums due and owing under the Loan Documents and
(ii)  performance  of  the  Obligations.

          3. The receipt by Lender of a facsimile of Guarantors' signatures hereto shall be deemed to be incontrovertible evidence that Guarantors have executed and delivered this Ratification with the same force and effect as though the original executed Ratification has been delivered. This Ratification may be executed in separate counterparts which, when taken together, shall constitute one fully-executed Ratification.

          IN WITNESS WHEREOF, the undersigned have duly executed this Ratification to be effective as of the 1st of July, 2003.



/s/ JOSE SERRANO                            /s/ RAMON SERRANO
----------------------------------          -----------------------------------
JOSE SERRANO                                RAMON SERRANO